EXHIBIT 10.59

EIGHTH AMENDMENT

OF

TAYLOR CAPITAL GROUP, INC. 401(K) PLAN

(Effective as of October 1, 1998)

WHEREAS, Taylor Capital Group, Inc. (the “Company”) maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the “Plan”); and

WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the Plan (“Committee”) by subsection 15.1 of the Plan, the Plan is hereby amended in the following particulars:

1. Effective January 1, 2002, by substituting the following for subsection 3.4 of the Plan:

(a) “3.4 Earnings

Unless stated otherwise, a participant’s ‘earnings’ for a plan year means all compensation paid to the participant for services rendered to an Employer as an employee as reported on the participant’s Federal wage and tax statement (Form W-2), including (i) the participant’s income deferral contributions made during the plan year under this Plan, and (ii) all salary reductions made during the plan year pursuant to an arrangement maintained by an Employer under Section 125 or Section 132(f) of the Code, but excluding (iii) disability payments (short term or long term), (iv) non-qualified deferred compensation amounts, (v) stock based compensation, including any dividends paid on restricted shares and any other payments from any such plans or programs, (vi) severance payments, and (vii) any other ‘fringe’ benefit (as defined by the Committee). In no event, however, shall the amount of a Participant’s earnings taken into account for purposes of the plan for any plan year exceed the dollar limitation in effect under Code Section 401(a)(17) (as that limitation is adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 401(a)(17) and which is $200,000 for the 2002 plan year). For plan years beginning on or after January 1, 1998, earnings shall include any amount that is deemed to be a salary reduction under an arrangement maintained under Section 125 of the Code but is not available to a participant in cash in lieu of group health coverage because a participant is unable to certify that he or she has other health coverage.”

2. Effective as of January 1, 2002, by substituting the following for the first two sentences of subsection 7.1 of the Plan:

“For each limitation year, the ‘annual addition’ (as defined below) to a participant’s account shall not exceed the lesser of $40,000, as adjusted for cost-of-living increases under Code Section 415(d), or 100 percent of the participant’s compensation (as defined in Code Section 415(c)(3)) during that limitation year. The compensation limit referred to in the preceding sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419(A)(f)(2)), which is otherwise treated as an annual addition. For purposes of this subsection, the term ‘compensation’ shall include elective deferrals (as defined in Code Section 402(g)(3)) made by the participant and any amount which is contributed or deferred by the Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Code Section 125 or 132(f). For plan years beginning on or after January 1, 1998, earnings shall include any amount that is deemed to be a salary reduction under an arrangement maintained under Section 125 of the Code but is not available to a participant in cash in lieu of group health coverage because a participant is unable to certify that he or she has other health coverage.”

3. Effective January 1, 2003, by substituting the following for subparagraph 9.3(a)(i) of the Plan:

“(i)	A loan shall be made to a participant only if and to the extent it is permitted by law. Each request for a loan must be made on a form furnished by the Committee and filed with the Committee at such time and in such manner as the Committee may determine. The spouse of a participant must consent to a loan if required under Treasury Regulations 1.401(a)-20 with respect to amounts transferred to this Plan from a predecessor plan.”

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 18th day of December, 2002.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid